UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

SENMIAO TECHNOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Nasdaq Compliance

As previously disclosed, on December 1, 2025, Senmiao Technology Limited (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company of its non-compliance with the minimum stockholders’ equity requirement, as outlined in the Nasdaq Listing Rules (the “Rules”) for continued listing on the Nasdaq stock exchange. Under Rule 5550(b)(1), the Company is required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. The Company reported a stockholder’s equity of ($132,073) as of September 30, 2025, and as of November 30, 2025, the Company did not meet the alternative continued listing standards of market value of listed securities or net income from continuing operations. Under the Rules, the Company was given 45 calendar days to submit a plan to regain compliance.

As previously disclosed, on December 31, 2025, the Company entered into certain acquisition agreement (the “Acquisition Agreement”) with Hu Mao Sheng Tang Holdings Limited, a non-affiliated Hong Kong company(the “HMST’ or “Purchaser”), pursuant to which the Company agreed to spin off 100% of the equity interests of its subsidiaries Sichuan Senmiao Yicheng Asset Management Co., Ltd.(“Yicheng”), and Sichuan Senmiao Zecheng Business Consulting Co., Ltd. and its affiliates (collectively as “Zecheng”), to the Purchaser (the “Disposition”).

On January 15, 2026, the Company submitted a compliance plan to Nasdaq reporting the completion of the Disposition on December 31, 2025. Following the completion of the Disposition, the Company believes that it has exceeded the minimum shareholders’ equity requirement of $2,500,000, as set forth in Rule 5550(b)(1), thereby remediating the deficiency.

As of the date of this report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the consummation of the Disposition.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement. If the Company fails to evidence compliance upon filing its quarterly report on Form 10-Q for the period ended December 31, 2025, with the U.S. Securities and Exchange Commission and the Nasdaq, the Company may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 30, 2026

Senmiao Technology Limited

By:	/s/ Ronggang (Jonathan) Zhang
Name:	Ronggang (Jonathan) Zhang
Title:	Chief Executive Officer

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